                                                                   EXHIBIT 21.1

                      SUBSIDIARIES OF THE COMPANY


                                           Jurisidiction of
Name                                        Incorporation
----                                      -----------------
Burke Flooring Products, Inc.               California

Burke Rubber Company, Inc.                  California

Burke Custom Processing, Inc.               California

Burkeline Construction Company, Inc.        California

Mercer Products Company, Inc.               New Jersey

